EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Midstream Partners, LP
Houston, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (File Nos. 333-198888, 333-201434 and 333-201436) and Form S-8 (File Nos. 333-216585, 333-176438, 333-183290, and 333-209614) of American Midstream Partners, LP of our report dated March 3, 2017, relating to the financial statements of Delta House FPS, LLC which appear in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
March 24, 2017